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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 31, 1997 on our audits of the consolidated financial statements of Keystone International, Inc. and subsidiaries as of December 31, 1996 and for each of the two years in the period then ended, included in Tyco International Ltd. Transition Report on Form 10-K for the year ended September 30, 1997, and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSON LLP

April 21, 1998

Houston, Texas